AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             FSI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                     41-1223238
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

        322 LAKE HAZELTINE DRIVE                                55318
            CHASKA, MINNESOTA                                 (Zip Code)
(Address of principal executive offices)

                             FSI INTERNATIONAL, INC.
                             1997 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                JOEL A. ELFTMANN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                             CHASKA, MINNESOTA 55318
                     (Name and address of agent for service)

                                 (612) 448-5440
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                            Proposed
                                                   Proposed                  Maximum
       Title of               Amount               Maximum                  Aggregate               Amount of
     Securities to             to be            Offering Price              Offering               Registration
     be Registered          Registered           Per Share(1)               Price(1)                   Fee
---------------------------------------------------------------------------------------------------------------
     Common Stock,          1,000,000
   without par value          Shares                $14.41                 $14,410,000              $4,366.67
===============================================================================================================

(1) Estimated solely for the purpose of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices per share of the registrant's Common Stock on June 25, 1997, as reported on the Nasdaq National Market System.


================================================================================



                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of FSI International, Inc. (the "Company") for the fiscal year ended August 31, 1996 (which incorporates by reference certain portions of the Company's 1996 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1997 Annual Meeting of Shareholders);

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 dated October 31, 1988, together with any amendments or reports filed for the purpose of updating such descriptions.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Faegre & Benson LLP acts as counsel for the Company. Partners of Faegre & Benson LLP directly own 2,000 shares and indirectly hold 3,000 shares of Company Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 4.01 of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required or permitted by Minnesota Statutes or by other provisions of law. Section 302A.521 of the Minnesota Statutes provides in substance that, unless prohibited or limited by its articles of incorporation or by-laws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her capacity as an officer or director against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are: (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and that, if applicable, certain statutory conflict of interest provisions have been satisfied; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

         Article VIII of the Company's Composite Amended and Restated Articles of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the provision in the Company's Restated Articles of Incorporation limiting such liability. Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Article VIII also does not limit the liability of directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit  Description
         -------  -----------

         4.1 Composite Amended and Restated Articles of Incorporation of the Company.

         4.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-1, Registration No. 33-25035).

         4.3 FSI Corporation Stock Purchase Agreement, dated March 20, 1981 (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-1, Registraton No. 33-25035).

         4.4 Stock Purchase Agreement, dated September 15, 1982 (incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-1, Registration No. 33-25035).

         4.5 Common Stock and Common Stock Purchase Warrants Agreement, dated October 15, 1985 (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-1, Registration No. 33-25035).

         4.6 Second Amendment, dated January 9, 1989, to Common Stock and Common Stock Purchase Warrants Agreement (incorporated by reference to Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended August 26, 1989, File No. 0-17276).

         4.7 Registration and Preemptive Rights Agreement, dated October 15, 1985 (incorporated by reference to Exhibit 4(h) to the Company's Registration Statement on Form S-1, Registration No. 33-25035).

         5        Opinion of Faegre & Benson LLP.

         23.1     Consent of Faegre & Benson LLP (included in Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         99 FSI International, Inc. 1997 Omnibus Stock Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended March 1, 1997).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on May 31, 1997.

                                       FSI INTERNATIONAL, INC.


                                       By  /s/ Benno G. Sand
                                           -------------------------------------
                                           Its Executive Vice President, Chief
                                           Financial Officer, and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                       Title                                            Date
---------                       -----                                            ----
  /s/ Joel A. Elftmann          Chairman, President, Chief Executive             May 31, 1997
---------------------------     Officer, and Director
Joel A. Elftmann                (Principal Executive Officer)


  /s/ Benno G. Sand             Executive Vice President, Chief Financial        May 31, 1997
---------------------------     Officer, and Secretary
Benno G. Sand                   (Principal Financial and Accounting Officer)


  /s/ James A. Bernards         Director                                         May 31, 1997
---------------------------
James A. Bernards


  /s/ Neil R. Bonke             Director                                         May 31, 1997
---------------------------
Neil R. Bonke


  /s/ Terrence W. Glarner       Director                                         May 31, 1997
---------------------------
Terrence W. Glarner


  /s/ Joanna T. Lau             Director                                         May 31, 1997
---------------------------
Joanna T. Lau


  /s/ Robert E. Lorenzini       Director                                         May 31, 1997
---------------------------
Robert E. Lorenzini


  /s/ Charles R. Wofford        Director                                         May 31, 1997
---------------------------
Charles R. Wofford



                                INDEX TO EXHIBITS


Exhibit                          Description
-------                          -----------
4.1      Composite Amended and Restated Articles of Incorporation
         of the Company..................................................Filed Electronically

4.2      Restated By-Laws of the Company (incorporated by
         reference to Exhibit 3(b) to the Company's Registration
         Statement on Form S-1, Registration No. 33-25035)...............Incorporated by Reference

4.3      FSI Corporation Stock Purchase Agreement, dated March
         20, 1981 (incorporated by reference to Exhibit 4(b) to
         the Company's Registration Statement on Form S-1,
         Registration No. 33-25035)......................................Incorporated by Reference

4.4      Stock Purchase Agreement, dated September 15, 1982
         (incorporated by reference to Exhibit 4(c) to the
         Company's Registration Statement on Form S-1,
         Registration No. 33-25035)......................................Incorporated by Reference

4.5      Common Stock and Common Stock Purchase Warrants
         Agreement, dated October 15, 1985 (incorporated by
         reference to Exhibit 4(d) to the Company's Registration
         Statement on Form S-1, Registration No. 33-25035)...............Incorporated by Reference

4.6      Second Amendment, dated January 9, 1989, to Common Stock
         and Common Stock Purchase Warrants Agreement
         (incorporated by reference to Exhibits to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         August 26, 1989, File No. 0-17276)..............................Incorporated by Reference

4.7      Registration and Preemptive Rights Agreement, dated
         October 15, 1985 (incorporated by reference to Exhibit
         4(h) to the Company's Registration Statement on Form
         S-1, Registration No. 33-25035).................................Incorporated by Reference

5        Opinion of Faegre & Benson LLP..................................Filed Electronically


23.1     Consent of Faegre & Benson LLP (included in Exhibit 5)..........Filed Electronically


23.2     Consent of KPMG Peat Marwick LLP................................Filed Electronically

99       FSI International, Inc. 1997 Omnibus Stock Plan
         (incorporated by reference to Exhibit 10.33 to the
         Company's Quarterly Report for the period ended March 1,
         1997)...........................................................Incorporated by Reference
